SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Co-Signer, Inc.

(Exact name of registrant as specified in its charter)

NV	27-1963282
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6250 Mountain Vista Street Suite C-1
Henderson, NV	89014
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-165692 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-165692) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit Number	Description
2.1	Merger Agreement (11)
3.1	Articles of Incorporation (1)
3.2	By-laws (1)
3.3	Certificate of Amendment (11)
3.4	Certificate of Designation for Series A Convertible Preferred Stock (11)
5.1	Opinion of Rory Vohwinkel, Esq., with consent to use (1)
10.1	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (2)
10.2	Vendor Agreement (3)
10.3	Distribution Agreement (3)
10.4	Promissory Note and Security Agreement (3)
10.5	Agreement with Associated Receivables Funding, Inc. (4)
10.6	Accounts Receivable Purchase and Security Agreement (5)
10.7	Settlement Term Sheet (7)
10.8	Settlement Agreement (8)
10.9	Convertible Promissory Note with Asher Enterprises, Inc. dated April 9, 2013 (9)
10.10	Securities Purchase agreement with Asher Enterprises, Inc. dated April 9, 2013 (9)
10.11	Convertible Promissory Note with Cane Clark LLP dated June 29, 2012 (9)
10.12	First Amendment to Convertible Promissory Note with Cane Clark LLP, dated November 30, 2012 (9)
10.13	Agreement of Conveyance, Transfer and Assignment of Subsidiary and Assumption of Obligations (10)
10.14	Form of 8% Secured Note (11)
10.15	Form of $0.25 Warrant (11)
10.16	Client Service Contract with Imagine Media Group, LLC (11)
10.17	Affiliate Agreement with NTN, Inc. (11)
10.18	Lease Agreement for facility at 6250 Mountain Vista Street, Suite C-1 (11)
10.19	8% Convertible Promissory Note issued to Charles J. Kalina III (11)
10.20	Promissory Note issued to Chiles Valley, LLC (11)
10.21	8% Convertible Promissory Note issued to John Neal (11)
10.22	90 Day Promissory Note issued to Argent Offset, LLC (11)
10.23	Promissory Note issued to Robert and Suzanne Roysden (11)
10.24	8% Convertible Promissory Note issued to Finiks Capital, LLC (11)
10.25	$400,000 Promissory Note with JMJ Financial (12)
10.26	Second Amendment to Convertible Promissory Note (17)
10.27	9% Convertible Note (17)
99.1	Temporary Restraining Order (6)
99.2	Balance Sheets of Co-Signer.com, Inc. as of December 31, 2012 and 2011 and the related Statements of Operations, Statement of Stockholders’ Deficit and Statements of Cash Flows for the years ended December 31, 2012 and 2011 (13)
99.3	Balance Sheets of Co-Signer.com, Inc. as of June 30, 2013 and the related Statements of Operations, Statement of Stockholders’ Deficit and Statements of Cash Flows for the six months ended June 30, 2013 (13)
99.4	Pro forma financial information for Co-Signer.com, Inc. and Southern Products, Inc. as of and for the periods ended February 28, 2013 and May 31, 2013 (13)

(1) Incorporated by reference to the Registration Statement filed on Form S-1 with the United States Securities and Exchange Commission on March 25, 2010.

(2) Incorporated by reference to Current Report filed on Form 8-K with the United States Securities and Exchange Commission on June 2, 2011.

(3) Incorporated by reference to the Quarterly Report filed on Form 10-Q with the United States Securities and Exchange Commission on July 20, 2011.

(4) Incorporated by reference to the Quarterly Report filed on Form 10-Q with the United States Securities and Exchange Commission on January 17, 2012.

(5) Incorporated by reference to Current Report filed on Form 8-K with the United States Securities and Exchange Commission on March 6, 2012.

(6) Incorporated by reference to Current Report filed on Form 8-K with the United States Securities and Exchange Commission on June 27, 2012.

(7) Incorporated by reference to Current Report filed on Form 8-K with the United States Securities and Exchange Commission on April 29, 2013.

(8) Incorporated by reference to Current Report filed on Form 8-K with the United States Securities and Exchange Commission on June 6, 2013.

(9) Incorporated by reference to the Annual Report filed on Form 10-K with the United States Securities and Exchange Commission on July 11, 2013.

(10) Incorporated by reference to Current Report filed on Form 8-K with the United States Securities and Exchange Commission on August 5, 2013.

(11) Incorporated by reference to Current Report filed on Form 8-K with the United States Securities and Exchange Commission on August 8, 2013.

(12) Incorporated by reference to Current Report filed on Form 8-K with the United States Securities and Exchange Commission on September 9, 2013.

(13) Incorporated by reference to Current Report filed on Form 8-K/A with the United States Securities and Exchange Commission on October 29, 2013.

(14) Incorporated by reference to Current Report filed on Form 8-K with the United States Securities and Exchange Commission on November 11, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: November 27, 2013

Co-Signer, Inc.

By: /s/ Darren Magot

Darren Magot

Title: Chief Executive Officer

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